UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreements

Refinancing of Promissory Notes

On February 8, 2011, ProUroCare Medical Inc. (the “Company”) refinanced a $300,000 note payable with Jack Petersen.  The replacement note bears interest at 6.0 percent per year, matures on August 8, 2012, and is convertible into shares of the Company’s common stock at $1.30 per share.  The Company may prepay the note at any time with 30 days notice, during which time Mr. Petersen may exercise his conversion rights under the terms of the convertible note.  The convertible note provides Mr. Petersen with a subordinated security interest in the Company’s assets.

Conversion of Payable to Long-Term Convertible Debt

On February 10, 2011, the Company issued a $65,698 unsecured convertible promissory note to Maslon, Edelman, Borman & Brand, LLP in settlement of a $65,698 payable.  The unsecured promissory note bears interest at 6.0 percent per year, matures on August 10, 2012, and is convertible into shares of the Company’s common stock at $1.30 per share.  The Company may prepay the note at any time with 30 days notice, during which time the holder may exercise its conversion rights under the terms of the convertible note.

Item 2.03  Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Refinancing of Promissory Notes” and “Conversion of Payable to Long-Term Convertible Debt” in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

February 14, 2011	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer